UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

COMDISCO HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-499-68	54-2066534

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS	60018

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(847) 698-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On November 20, 2003, Comdisco Holding Company, Inc. (the “Company”) issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1, announcing that its Board of Directors had declared a cash dividend of $12.00 per share on the outstanding shares of the Company’s common stock, payable on December 11, 2003 to common stockholders of record on December 1, 2003. The Company also announced a cash payment of $0.0514 per right on its contingent distribution rights (“CDRs”), payable on December 11, 2003 to CDR holders of record on December 1, 2003. After giving effect to the Company’s dividend announced on November 20, 2003 and the distribution from the disputed claims reserve in the bankruptcy estate of Comdisco, Inc. made on November 14, 2003, the present value of distributions to the initially allowed general unsecured creditors in the bankruptcy estate of Comdisco, Inc. is approximately $3.449 billion and the percentage recovery to such creditors is approximately 95 percent.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Exhibits:

Exhibit No.	Description

99.1	Press release of Comdisco Holding Company, Inc., dated November 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING COMPANY, INC.

Dated:	November 21, 2003	By:	/s/ Robert E. T. Lackey

Name:	Robert E. T. Lackey
Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Comdisco Holding Company, Inc., dated November 20, 2003